5140 Yonge Street, Suite 1700
Toronto, ON M2N 6l7
Canada


Tel: (416) 601 6150
Fax: (416) 229 2524
www.deloitte.ca

                                                                 DELOITTE
                                                                 & TOUCHE



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statemetn No. 333-53008 of SoftQuad Software, Ltd. of our report dated November 2, 2000 except as to Note 12 which is as of November 20, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLp
Chartered Accountants


Toronto, Ontario
March 21, 2001



________
DELOITTE
TOUCHE
TOHMATSU
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